Exhibit 99.1

News

For Immediate Release

January 27, 2016

Neos Therapeutics Announces FDA Approval of

Adzenys XR-ODT™ (amphetamine extended-release orally disintegrating tablet)
for the Treatment of ADHD in Patients 6 Years and Older

First and only approved extended-release orally disintegrating tablet for the treatment of ADHD

Dallas/Fort Worth, Texas, January 27, 2016 (GLOBE NEWSWIRE) — Neos Therapeutics, Inc. (Nasdaq: NEOS), a pharmaceutical company with a late-stage pipeline of innovative extended-release (XR) product candidates for the treatment of attention-deficit/hyperactivity disorder (ADHD), today announced that the U.S. Food and Drug Administration (FDA) approved Adzenys XR-ODT™ for the treatment of ADHD in patients six years and older. With this approval, Adzenys XR-ODT is the first and only extended-release orally disintegrating tablet (ODT) for the treatment of ADHD.

“The novel features of an extended-release orally disintegrating tablet, which is dosed once daily and disintegrates in the mouth, make Adzenys XR-ODT attractive for use in both children (six years and older) and adults,” said Dr. Alice Mao, Medical Director, Memorial Park Psychiatry in Houston, TX.

Adzenys XR-ODT was approved by the FDA via the 505(b)(2) regulatory pathway. The clinical program demonstrated that Adzenys XR-ODT is bioequivalent to a previously approved mixed amphetamine salts extended-release capsule (Adderall XR®(1)), one of the most commonly prescribed medications for the treatment of ADHD. Adzenys XR-ODT will be available in six dosage strengths, equivalent to the Adderall XR®(1) dosage strengths, thus allowing healthcare providers to individualize the dose.

“This first ever FDA approval of a product using our proprietary extended-release, orally disintegrating tablet technology is an important milestone for Neos. We believe that Adzenys XR-ODT will provide an important innovation for treatment in the ADHD market, and we intend to begin educating healthcare providers about our exciting new product immediately. Our full field force launch and product shipments will begin in the second quarter of 2016.  We look forward to developing other treatment options for patients utilizing our technology platforms, both in ADHD and beyond,” said Vipin K. Garg, Ph.D., President and CEO of Neos Therapeutics.

About ADHD

According to the National Institute of Mental Health, ADHD is one of the most common childhood disorders and can continue through adolescence and adulthood(2). In fact, ADHD is estimated to affect 5 percent of children and 2.5 percent of adults in the U.S(3). Symptoms include inattentiveness, hyperactivity and impulsiveness(3). These patterns of behavior are seen in many settings (school, home, work) and can impact performance and relationships.

(1) Adderall XR® is registered to Shire plc.

(2) National Institute of Mental Health. Attention Deficit Hyperactivity Disorder. Accessed January 11, 2016 at http://www.nimh.nih.gov/health/topics/attention-deficit-hyperactivity-disorder-adhd/index.shtml.

(3) American Psychiatric Association. (2013). Diagnostic and Statistical Manual of Mental Disorders: DSM-5™. Washington, D.C.

Stimulant medications such as amphetamine and methylphenidate are the standard of care for treating ADHD, and extended-release (XR) formulations of these medications allow for once-daily dosing(4). Most of the existing treatment formulations are tablets or capsules, which need to be swallowed intact or in some cases sprinkled on certain foods or fluids and ingested immediately. Orally disintegrating tablets differ from traditional tablets and capsules in that they are designed to disintegrate in the mouth, rather than being swallowed whole.

About Adzenys XR-ODT

Adzenys XR-ODT is the first and only FDA-approved extended-release orally disintegrating tablet for the treatment of ADHD in patients 6 years and older. Adzenys XR-ODT contains amphetamine loaded onto a mixture of immediate release and polymer-coated, delayed-release resin particles. Adzenys XR-ODT is patent-protected and is not a generic of amphetamine mixed salts XR capsules.

Important Safety Information

WARNING: ABUSE AND DEPENDENCE

CNS stimulants, including Adzenys XR-ODT, other amphetamine-containing products, and methylphenidate, have a high potential for abuse and dependence. Assess the risk of abuse prior to prescribing and monitor for signs of abuse and dependence while on therapy.

Contraindications

Patients should not take Adzenys XR-ODT if they are:

•                  Hypersensitive to amphetamine or other ingredients of Adzenys XR-ODT. Angioedema and anaphylactic reactions have been reported in patients treated with other amphetamine products.

•                  Taking Monoamine Oxidase Inhibitors (MAOIs), or have taken an MAOI within the past 14 days. Hypertensive crisis can occur.

Warnings and Precautions

•                  Serious Cardiovascular Reactions: Sudden death has been reported in association with CNS stimulant treatment at recommended doses in pediatric patients with structural cardiac abnormalities or other serious heart problems. In adults, sudden death, stroke, and myocardial infraction have been reported. Avoid use in patients with known structural cardiac abnormalities, cardiomyopathy, serious heart arrhythmia, coronary artery disease, and other serious heart problems. Further evaluate patients who develop exertional chest pain, unexplained syncope, or arrhythmias during Adzenys XR-ODT treatment.

•                  Blood Pressure and Heart Rate Increases: CNS stimulants can cause an increase in blood pressure (mean increase about 2-4 mm Hg) and heart rate (mean increase about 3-6 bpm). Monitor all patients for potential tachycardia and hypertension.

•                  Psychiatric Adverse Reactions: Prior to treatment assess for the presence of bipolar disorder. CNS stimulants may cause psychotic or manic symptoms in patients with no prior history, or exacerbate symptoms of behavior disturbance and thought disorder in patients with pre-existing psychosis.

•                  Long-Term Suppression of Growth: CNS stimulants have been associated with weight loss and slowing of growth rate in pediatric patients. Closely monitor weight and height in pediatric patients treated with Adzenys XR-ODT. Treatment may need to be interrupted in children not growing as expected.

(4) Chew RH, Hales RE, Yudofsky SC: What Your Patients Need to Know About Psychiatric Medications, Second Edition. Washington, DC, American Psychiatric Publishing, 2009

•                  Peripheral Vasculopathy, including Raynaud’s Phenomenon:  CNS Stimulants, including ADZENYS XR-ODT, are associated with peripheral vasculopathy, including Raynaud’s phenomenon. Signs and symptoms are usually intermittent and mild; very rare sequelae include digital ulceration and/or soft tissue breakdown. Careful observation for digital changes is necessary during treatment with ADHD stimulants. Further clinical evaluation may be required, including referral.

•                  Potential for Overdose Due to Medication Errors: Medication errors, including substitution and dispensing errors with other amphetamine products could occur, leading to possible overdosage. Do not substitute for other amphetamine products on a milligram-per-milligram basis, because of different amphetamine base compositions and differing pharmacokinetic profiles

•                  Adverse Reactions: The most common adverse reactions (>5% and with a higher incidence than placebo) were:

•                  Children (ages 6 - 12): loss of appetite, insomnia, abdominal pain, emotional lability, vomiting, nervousness, nausea, and fever.

•                  Adolescents (ages 13 - 17): loss of appetite, insomnia, abdominal pain, and weight loss.

•                  Adults: dry mouth, loss of appetite, insomnia, headache, weight loss, nausea, anxiety, agitation, dizziness, tachycardia, diarrhea, asthenia, and urinary tract infections

•                  Pregnancy and Lactation: Use only if the potential benefit justifies the potential risk to the fetus. Based on animal data, Adzenys XR-ODT may cause fetal harm. Breastfeeding is not recommended during treatment with Adzenys XR-ODT.

Please see full prescribing information available at www.neostx.com/wp-content/uploads/adzenysXRODT_PI_2016.pdf.

About Neos Therapeutics

Neos Therapeutics, Inc. is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT is the first approved product using the Company’s XR-ODT technology platform. Neos, which is initially focusing on the treatment of ADHD, has two other branded product candidates that are XR medications in ODT or liquid suspension dosage forms. In addition, Neos manufactures and markets its generic equivalent of the branded product Tussionex®(5), an XR liquid suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning physician prescribing behaviors, capabilities of Adzenys XR-ODT and development of future product candidates. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements reflect our current views about our expectations, strategy, plans, prospects or intentions, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to successfully identify other potential future product candidates, physician prescribing behavior, market acceptance of Adzenys XR-ODT and other risks set forth under the caption “Risk Factors” in our most recently filed Quarterly

(5) Tussionex® is a registered trademark of the UCB Group of Companies

Report on Form 10-Q as updated by our subsequently filed other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

CONTACTS:

Thomas P. McDonnell

Chief Commercial Officer

Neos Therapeutics

(484) 477-6729

tmcdonnell@neostx.com

Richard I. Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

David Carey

Investor Relations

Lazar Partners

(212) 867-1768

dcarey@lazarpartners.com